                                Service Agreement
                                       For
                                     Q Comm
                   Retail Program (PINs and blank cards ONLY)

      This Agreement (the "Agreement") is entered into this 29 day of April, 1999 (the "Execution Date") between Tekbilt World Communications d/b/a TWC Direct ("TWC") with offices at 3983 Mann Rd., Huntingdon Valley, PA 19006 and Q Comm (Distributor) with offices at 1875 S. State Street, Suite 2900 Orem, UT 84097.

                                   WITNESSETH:

      WHEREAS, TWC offers a comprehensive prepaid interactive calling service program through TWC's telecommunications network ("TWC services");

      WHEREAS, Distributor desires to purchase TWC services, including inactivated calling cards, in the form of personal identification numbers either with or without TWC providing the inactivated prepaid calling cards (collectively the "PINs") from TWC for distribution;

      WHEREAS, Distributor desires to acquire PINs and TWC desires to provide the same to Distributor, subject to the terms, conditions and specifications set forth in this Agreement; and

      WHEREAS, the parties acknowledge that this Agreement is binding and enforceable and agree to abide by the promises and covenants contained herein.

      NOW, THEREFORE, in consideration of the premises, covenants and mutual promises hereinafter set forth and intending to be legally bound thereby, the parties agree to the following terms, conditions and specifications:

I. SERVICES PROVIDED:

      TWC agrees to sell to Distributor and Distributor agrees to purchase PINs in accordance with the terms and conditions set forth herein. The PINs provide access to prepaid calling and enhanced card services, including network provisioning for interstate, international and, where permitted by applicable regulations, intrastate transmission, as well as switching facilities needed to originate, transmit, and terminate Card traffic (collectively the "Service").

II. TERM:

      Either party may terminate this Agreement with fifteen (45) days prior written notice to the other party. Distributor shall, upon termination of this Agreement, destroy all calling cards with inactive PINs and provide TWC with written proof of destruction within five (5) days of the termination date. Distributor shall indemnify and hold TWC harmless from any and all claims, actions, losses and damages arising from the attempted use by third parties or end-users of deactivated PINs on calling cards which Distributor failed to destroy. The terms and conditions of this Agreement shall remain in full force and effect after the termination date for all PINs purchased by Distributor and activated by TWC before the termination date.

III. COSTS:

      TWC shall charge Distributor the wholesale rate for each PIN (see attached rate Schedule "A").

IV. DEPOSIT:

      Distributor shall pay a deposit of $2,000 to TWC upon its execution of this Agreement to initiate the Service. All deposit monies will be credited against future activations.

V. DOMESTIC & INTERNATIONAL RATES:

      See Schedule "A"

VI. RATE CHANGES:

      A. The Service rates shall be subject to all applicable carrier tariffs. TWC shall have the right to change the Service rates at any time for any reason in TWC's sole discretion with thirty (30) days prior written notification of the change to Distributor. Distributor acknowledges that a rate change will modify the minute availability on the Distributor's prepaid calling card. In the event that a rate change is caused by a change in the costs which TWC pays it providers, PIN usage patterns deviate from TWC projections, changes in taxes, tariffs, or law, TWC will be entitled to change the Service rates with five (5) days prior written notification.

      B. In accordance with the terms of Section II above, Distributor has the right to cancel this contract with fifteen (15) days prior written notice to TWC due to rate changes. TWC, upon cancellation, shall deactivate all PINs for which payment has not been received from Distributor, who shall then comply with the requirements of Section II above.

VII. ORDERS:

      An order is a request by the Distributor for TWC to activate PINs to be used either with Distributor's or TWC's prepaid calling cards. All orders shall be subject to TWC's approval at its sole discretion as well as TWC's "ORDER TERMS AND CONDITIONS", a copy of which is attached hereto as Schedule "B" and incorporated herein by reference.

VIII. ACTIVATION OF PINs & PAYMENT TERMS:

      A. Activation requests must be submitted by fax to TWC on the TWC Activation request form. TWC shall use its best efforts to activate PINs within twenty-four (24) hours of Distributor's PINs activation request.

      B. Minimum activation is 200 PINs of any denomination.

      C. Distributor shall pay for all activations by wire transfer or bank check in advance unless credit terms have been approved by TWC.

IX. OBLIGATIONS OF TWC:

      A. TWC shall provide PINs to Distributor. TWC shall ensure that the prepaid calling card usage value is reduced as the PIN is used, in accordance with the rates contained in Schedule "A" and, subject to TWC's rights under
Section VI of this Agreement.

      B. TWC may use multiple carriers to provide the long distance network.

      C. TWC shall approve in writing all point of purchase materials and prepaid calling card language and artwork used by Distributor.

      D. TWC shall be solely responsible for developing and implementing the terms and conditions for use of the PINs.

X. OBLIGATIONS OF DISTRIBUTOR:

      A. Distributor agrees to accept TWC's Order Terms and Conditions in effect at the time of this Agreement. (Schedule "B"). TWC's Order Terms and Conditions are subject to change without notice to Distributor.

      B. Distributor shall be responsible for all costs for the design, production, printing and distribution of prepaid calling cards utilizing the PINs, as well as all inserts and packaging.

      C. Distributor must obtain TWC's written approval of all content and artwork for any prepaid calling cards, packaging and point-of-purchase materials as a condition to activation of PINs. TWC shall have the right to change, add, or modify the copy in any way. All modifications by Distributor to pre-approved content or artwork must also be approved in writing by TWC.

      D. TWC Prepaid Phone Card "Card Terms & Conditions" must be clearly disclosed on the back of each prepaid calling card, inserts or point-of-purchase materials (see Schedule "C". for specific guidelines) and, are subject to change without notice to Distributor.

      E. Distributor shall deliver to TWC for approval and retention in TWC's files ten (10) samples of each printed piece which in any way relates to the use of a TWC PIN. Failure to comply with the above may result in termination of this Agreement. TWC will be held harmless for any and all losses incurred by Distributor as a result of termination for noncompliance with this provision.

      F. Distributor not shall sell to the end user TWC prepaid phone cards or PINs designed for promotional purposes, nor will Distributor permit any of its customers or agents to sell TWC prepaid phone cards or PINs delivered to the end user for promotional purposes. Promotional products are priced in a manner that prohibits the payment for them by the end user and any deviation from this policy will result in immediate deactivation of TWC PINs.

XI. DELIVERY, TITLE, RISK OF LOSS, SECURITY AND FRAUD CONTROL:

      A. Distributor, upon taking delivery of PINs from TWC, shall bear the risk of loss and be solely responsible for all losses, damages, claims and liabilities caused by:

            1. PINs, active cards, and inactive cards which are mishandled, damaged or stolen;
            2.    nonpayment by end users;
            3.    replacement costs;
            4.    credits to which end users are entitled; and
            5.    A failure to maintain and ensure the security of the PINs.

      B. Distributor shall collect all revenues from end users.

      C. Distributor shall bear the risk of loss for fraud, theft or misuse of the PINs by Distributor's employees.

      D. TWC shall bear the risk of loss for fraud, theft or misuse of the PINs by TWC employees.

      E. Distributor shall be responsible for all losses associated with the PINs after delivery from TWC including but not limited to any liabilities owed or credits issued to bona fide purchasers and end users.

      F. The parties agree that, upon TWC's activation and authorization of sale of PINs by Distributor, end users shall be responsible for the following:

            1. all lost and/or stolen cards, for which no refunds or credits will be issued by TWC,

            2. use of activated PINs (including calls to wrong numbers), regardless of whether such use occurred by the end user, a person authorized by the end user to use the PINs, or by a person not authorized by end user to use the PINs; and

            3. improper activation by Distributor of incorrect unit amounts, improper decrementation by TWC or transmission difficulty.

      G. TWC shall, in its sole discretion, have the right to immediately deactivate particular PINs or batches of PINs in the event TWC reasonably believes that same have been improperly or fraudulently activated.

      H. TWC will not credit Distributor for any unused PINs.

      I. In the event that TWC's network does not function for a uninterrupted period exceeding 8 hours, Distributor is entitled to a credit for unused time on affected products upon deactivation by TWC of the PINs which Distributor requests deactivated. Deactivation requests must be within 15 days of the service interruption.

XII. FORCE MAJEURE:

      TWC shall not be liable for any delay or nonperformance under the terms of this Agreement due to causes beyond its control, including but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemic war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, severe weather conditions, failure by Distributor to fulfill any of its obligations under this Agreement, acts of third parties, or acts or omissions of common carriers (collectively referred to as "Force Majeure Conditions")

XIII INDEMINIFICATION AND LIMITATIONS OF LIABILITY

      A. TWC shall exercise its best efforts to avoid network service interruptions. However, in the event of a network service interruption or equipment failure, TWC's liability hereunder shall be limited to the retail cost of the PINs subject to the interruption, provided that such interruption was caused solely by TWC's willful act or omission or its negligence. TWC shall not be liable for any interruption caused by the negligence or any act or omission of Distributor, the Card user or any third party.

      B. Except as otherwise stated herein each party will defend, indemnify and hold harmless the other party, its owners, parents, affiliates, subsidiaries, agents, directors, officers, shareholders, and employees from and against any and all losses, costs, claims, awards, liabilities, damages, and expenses (including reasonable attorneys fees) brought or claimed by third parties, relating to or arising out of the negligence or willful misconduct of either party in the performance of this Agreement.

      C. TWC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR OTHER WARRANTY OF QUALITY, EXCEPT AS EXPRESSLY PROVIDED IN THE TERMS AND CONDITIONS OF THIS AGREEMENT. IN NO EVENT SHALL TWC BE LIABLE TO DISTRIBUTOR
OR ANY OTHER PERSON OR ENTITY FOR INDIRECT, SPECIAL, CONSEQUENTIAL 0R INCIDENTAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOST

REVENUES OR PROFITS.

XIV. INTELLECTUAL PROPERTY; USE OF MARKS:

      A. Distributor acknowledges TWC's exclusive ownership of all TWC designated trademarks, service marks and other symbols (the "Marks") relating to the PINs and agrees not to assume any rights in the Marks. TWC may grant in writing to Distributor permission to utilize the Marks in Distributor's advertising and promotion of the PINs, provided such use conforms to TWC's standards and guidelines. The Marks may be used by Distributor and/or Distributor's affiliates to advertise and promote the PINs and not for any other reason. Distributor may not alter or remove any Marks applied to the PINs without TWC's prior written approval.

      B. Except as expressly provided under the terms and conditions of this Agreement, nothing herein shall be deemed to grant Distributor any license, sublicense, copyright interest, proprietary right or other claim against or interest in TWC's Marks, copyrights, patents or other intellectual property.

      C. Except as expressly provided under the terms and conditions of this Agreement, neither party will use, permit their respective employees, affiliates, agents and subcontractors to use the trademarks, service marks, logos, trade names or proprietary designations of the other party, or the other party's affiliates, whether registered or unregistered, without such other party's prior written consent. Notwithstanding the foregoing, TWC shall have the right to use any and all artwork, designs or other materials developed by either party relating to the PINs for TWC's general promotional purposes.

XV. CONFIDENTIALITY:

      Both parties agree that all of the terms and conditions of this Agreement are confidential. Press releases or other public announcements ("Public Releases") by either party concerning the existence of this Agreement, terms of this Agreement, or the services to be provided under this Agreement may not be disclosed publicly, other than to service vendors for the purpose of effectuating this Agreement, without the prior written consent of both TWC and Distributor.

XVI. ASSIGNMENT:

      TWC may at any time assign its rights, obligations or duties, in whole or in part, or any other interest hereunder without Distributor's approval. Distributor may not assign its rights, obligations or duties, in whole or in part, or any other interest hereunder without the prior written consent of TWC.

XVII. INJUNCTIVE RELIEF:

      Distributor hereby agrees that the remedy at law for any breach or threatened breach by it of the covenants in this Agreement may be inadequate and that TWC would suffer irreparable harm;

therefore, it is mutually agreed and stipulated by the parties hereto, that in addition to any other remedies at law or in equity which TWC may have, TWC shall be entitled to obtain in a court of law and/or equity a temporary and/or permanent injunction restraining Distributor from a further violation or breach of such covenants.

XVIII. ATTORNEY'S FEES:

      In the event that an action at law or in equity is brought by TWC to enforce the terms and conditions of this Agreement, or to prevent a breach thereof, and TWC is the prevailing party, Distributor shall be liable for TWC's reasonable attorneys fees and costs in addition to any other relief awarded to TWO pursuant to such action.

XIX. NOTICES:

      Notices required to be given under this Agreement shall be effective when mailed by prepaid certified mail return receipt requested to:

      TWC Direct
      3983 Mann Rd.
      Huntingdon Valley, PA 19006
      Attn: Business Assessment Management, Prepaid Calling Cards

      Q Comm
      1135 South 1680 West
      Orem, UT 84058-4930

X. GENERAL:

      A. This Agreement constitutes the entire understanding between TWC and Distributor and supersedes any and all prior or contemporaneous oral or written statements and representations made by either party to the other.

      B. Failure on the part of either party to enforce any provision of this Agreement in any one instance shall not be construed as a general waiver or relinquishment of the right to enforce such provision.

      C. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected thereby.

      D. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party and delivered to the other party. The undersigned represent and warrant that they are duly authorized by the parties to enter into and sign this Agreement and by such signatures do bind the parties to the terms of this Agreement.

      E. This Agreement shall be governed by Pennsylvania law, without giving effect to its choice of [ILLEGIBLE] provisions.

            IN WITNESS WHEREOF, the parties agree that this Agreement sets forth the complete understanding of the parties and may not be modified except in writing signed by both parties.


DISTRIBUTOR

By: /s/ [ILLEGIBLE]
   ------------------------------
Its: CEO
    -----------------------------
Date: 5/6/99
     ----------------------------


TWC Direct

By:                                           Date:
   ----------------------------------              -----------------------------
   Carl A. Saling, III
   President